Independent Auditors Consent



To the Shareholders and Board of Trustees of Smith Barney Investment Trust:

We consent to the use of our report, as listed below, with respect to the Funds Smith Barney Investment Trust incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.


Fund							Date of Independent Auditors Report

Smith Barney Intermediate Maturity
California Municipals Fund				January 13, 1997

Smith Barney Intermediate Maturity
New York Municipals Fund				January 9, 1997






							KPMG Peat Marwick LLP



New York, New York
March 24, 1997